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                                                                    EXHIBIT 23.5

                      [MERRIN INFORMATION SERVICES, INC.]

                  CONSENT OF MERRIN INFORMATION SERVICES, INC.

  Merrin Information Services, Inc. hereby consents to the reference in the Prospectus of PC Connection, Inc. at pages 3 and 27.

                                          /s/Seymour Merrin
                                          Seymour Merrin
                                          President
                                          Merrin Information Services, Inc.

January 26, 1998